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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported):  November 16, 2000
                                                         -----------------


                                  Curis, Inc.
                -----------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

                                   Delaware
                -----------------------------------------------
                (State or Other Jurisdiction of Incorporation)

      000-30347                                     04-3505116
------------------------                  ------------------------------------
(Commission File Number)                  (I.R.S. Employer Identification No.)

61 Moulton Street
Cambridge, Massachusetts                              02138
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(Address of Principal Executive Offices)            (Zip Code)


                                (617) 876-0086
                -----------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                                Not Applicable
                -----------------------------------------------
        (Former Name and Former Address, if Changed Since Last Report)
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     ITEM 5.  OTHER EVENTS.

     On November 16, 2000, we issued a press release announcing the signing of a private placement of 5.2 million shares of our common stock at a purchase price of $9.00 per share. The purchase price of shares to be sold in the private placement was determined after the close of trading on Monday, November 13, 2000 and reflects a 10 percent discount from the last trade price of $10.00 per share for our common stock on that day.

     A copy of the press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference. The information contained in the website cited in the press release is not a part of this Report.

     ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a) Financial Statements of Business Acquired.
         -----------------------------------------

     Not applicable.

     (b) Pro Forma Financial Information.
         -------------------------------

     Not applicable.

     (c) Exhibits.
         --------

   Exhibit                         Description
   -------                         -----------

    99.1       Press release of Curis, Inc. issued November 16,
               2000 announcing the signing of a private placement of 5.2 million shares Curis' common stock at a purchase price of $9.00 per share.

                                       2
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 16, 2000                     CURIS, INC.
                                     ---------------------------------------
                                            (Registrant)

                                     By: /s/ George A. Eldridge
                                     ---------------------------------------
                                             George A. Eldridge
                                             Vice President, Chief Financial
                                             Officer and Treasurer

                                       3
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                                 EXHIBIT INDEX

     Exhibit                         Description
     -------                         -----------
       99.1 Press release of Curis, Inc. issued November 16, 2000 announcing the signing of a private placement of 5.2 million shares Curis' common stock at a purchase price of $9.00 per share.

                                       4